UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

STERICYCLE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following email was sent by Cal Schmidt, Vice President, Global Labor of Stericycle, Inc., to certain labor groups on June 3, 2024.

SUBJECT: Important News About Stericycle

Dear [NAME],

I’m reaching out to share that Stericycle has announced that it has entered into an agreement to be acquired by WM, one of North America’s leading providers of comprehensive environmental solutions. The WM leadership team identified Stericycle as an ideal partner as they sought to expand and diversify, and engaged our Board in discussions about a future together. While we did not seek to be acquired, we are confident that this transaction is the right next chapter for Stericycle.

We expect this transaction to enhance Stericycle’s value proposition with stronger, more diversified services and solutions and enable our business to help customers manage a greater volume and variety of materials safely, responsibly, and sustainably. Meanwhile, we’ll benefit as part of a larger, best-in-class organization. WM has greater resources to bolster capacity, drive innovation, and improve the customer experience. And there is more opportunity for our team members that comes along with that.

As we met with WM leaders to discuss the potential future together, it was evident that they deeply value our talented team. Our team members possess great expertise in managing regulated medical waste and secure information destruction services, and WM believes that our team’s knowledge and skills will be valuable as they expand their environmental services and solutions.

Until we complete this transaction – which is still subject to certain conditions and approvals – Stericycle and WM will continue to operate separately, just as we always have. It is business as usual until the transaction is complete. That means nothing about our current collective bargaining agreement changes. Nor will anything about your members’ benefits or compensation immediately change. We can assure you that WM has been advised of the bargaining obligation that exists with the unions and works councils that currently represent Stericycle employees through existing collective bargaining agreements.

After the closing date, both Stericycle and WM will work together to plan for a transition of Stericycle team members to WM’s benefits plans. Information around timing will be communicated in advance of the transition so your members may plan appropriately.

As we have information to share, we are committed to communicating clearly and transparently, and we will keep you all updated as appropriate. Please don’t hesitate to reach out with any questions.

Thank you.

Sincerely,

Cal Schmidt

Vice President, Global Labor

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger involving Stericycle, Inc. (“Stericycle”), Stag Merger Sub Inc., and Waste Management, Inc. Stericycle expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Stericycle stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Stericycle and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF STERICYCLE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STERICYCLE AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Stericycle with the SEC at the SEC’s website at www.sec.gov or from Stericycle at its website at investors.stericycle.com.

Participants in the Solicitation

Stericycle and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Stericycle’s stockholders in connection with the proposed transaction will be set forth in Stericycle’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Stericycle’s stockholders. You may also find additional information about Stericycle’s directors and executive officers in Stericycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024, Stericycle’s Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 5, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Stericycle or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates,” “continues,” “may,” “plan,” “will,” “goal,” or similar expressions. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Stericycle’s control, which could cause actual results to differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Agreement and Plan of Merger, dated as of June 3, 2024 (the “Merger Agreement”), the failure to obtain required regulatory approvals for the proposed transaction or the failure to satisfy the other conditions to the consummation of the proposed transaction; (2) the risk that the Merger Agreement may be terminated in circumstances requiring Stericycle to pay a termination fee; (3) the risk that the proposed transaction disrupts Stericycle’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed transaction on the ability of Stericycle to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the proposed transaction on Stericycle’s operating results and business generally; (6) the significant costs, fees and expenses related to the proposed transaction; (7) the risk that Stericycle’s stock price may decline significantly if the proposed transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Stericycle and/or its directors, executive officers or other related persons; and (9) other factors that could affect Stericycle’s business such as, without limitation, inflationary cost pressure in labor, supply chain, energy, and other expenses, decreases in the volume of regulated wastes or personal and confidential information collected from customers, and disruptions resulting from deployment of systems, disruptions in our supply chain, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, Sorted Office Paper (“SOP”) pricing volatility or pricing volatility in other commodities, changes in the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, and changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information.

If the proposed transaction is consummated, Stericycle’s stockholders will cease to have any equity interest in Stericycle and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in Stericycle’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as Stericycle’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on Stericycle’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, Stericycle undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.